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                                                                           10.62


                 SUPPLY, MARKETING AND CONSULTING SERVICES AGREEMENT


This Joint Marketing and Supply Agreement (the "Agreement") is made and entered into as of January 9, 1998, by and between Arnold Circuits, Inc., a California corporation with principal offices located at 310 E. Fourth Avenue, La Habra, California 90631 ("Arnold"), and XCEL Etch-Tek with principal offices located at 2455 Bates Avenue, Concord, California 94520 ("Etch-Tek"), a division of XIT Corporation, a New Jersey corporation.

                                      RECITALS

WHEREAS, Arnold and Etch-Tek are both a manufacturers of printed circuit boards and suppliers of related products and services and;

WHEREAS, Arnold and Etch-Tek desire to purchase from each other certain product or services supplied by the other and;

WHEREAS, Arnold and Etch-Tek desire to exchange information in order to procure certain potential sales opportunities and;

WHEREAS, Etch-Tek desires to avail itself of the technical and business expertise of Robert J. Bertrand who desires to provide Etch-Tek with such expertise;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows.

1. PRODUCT AND SERVICE PURCHASES. The parties hereto recognize that, from time to time, each may encounter a situation in which they would purchase manufactured products or materials, completed products or related products or services (collectively the "Products") from a third party which Products are also available from the other party hereto. In such situations, the parties hereto agree to offer the other the opportunity to sell such Products to the purchasing party before attempting to purchase such Products from any third party. If the selling party is able to provide the desired Product to the purchasing party at a price equivalent to that available from a third party, the purchasing party shall purchase the Product from the selling party. All standard terms of sale of the selling party shall apply to such transactions.
By way of example only and without limitation, if Arnold required multiple laminated materials which are manufactured by Etch-Tek and if the price of such Product from Etch-Tek is equivalent to that of a third party from whom Arnold would other purchase such Product, then Arnold shall purchase such Product from Etch-Tek on Etch-Tek's standard terms and conditions.

2. EXCHANGE OF MARKETING INFORMATION. The parties hereto recognize that, from time to time, each may encounter a potential sales opportunity from a customer or potential customer for a product which it does not manufacture but which is manufactured or distributed by the other party hereto. In such situations, each party hereto agrees to provide the other with

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all reasonably relevant information regarding such potential order, including without limitation the customer name, address, telephone number, contact name and description of the product. The parties hereto agree that the intent of this Section 2 is to provide the each other with potential sales leads which cannot be developed by the party providing the information. Sales leads provided are to be developed by the recipient at the recipient's sole cost and the parties hereto agree that no commission or other compensation shall be payable to the party providing such potential sales leads information unless a specific arrangement or agreement for a specific referral is established in writing by the parties. The parties hereto further agree that each may reference this relationship as an "affiliation" to any customer or potential customer in order to enhance the likelihood of generating sale to such customer or potential customer.

3. TECHNICAL ADVISOR. Arnold shall make available the services of Robert Bertrand as a technical and business advisor to the general manager of Etch-Tek during the term this Agreement remains in effect. Mr. Bertrand shall receive no direct compensation from Etch-Tek but shall be reimbursed by Etch-Tek for any reasonable travel or related expenses incurred as a direct result of specific requests for such advisory services.

4. TERM. This Agreement shall become effective on the date first written above and shall remain in full force and effect for three (3) years. Thereafter, this Agreement shall automatically renew for one (1) year until one of the parties hereto delivers to the other written notice of termination of this Agreement at least sixty (60) days in advance of the renewal date. The parties hereto agree this Agreement may only be terminated by the delivery of such notice or based upon the provisions of Section 4 hereof.

5. TERMINATION. It is agreed that in case of a material breach (violation) by either party of any of the provisions contained in this Agreement, the other party shall have the right to terminate this Agreement at its option. Furthermore, if either party becomes insolvent, makes a general assignment for the benefit of creditors, has a petition or any proceeding under the bankruptcy laws filed by or against it or under any other law relating to debtor's relief, or if a receiver is appointed to take control of the business of either party, the other party may, at its option, immediately cancel this Agreement. Notice of cancellation shall be in writing.

6. CONFIDENTIALITY. Both parties hereto acknowledge that during the term of this Agreement, each may obtain confidential information regarding the other party's business. Both parties agree to treat all such information and the terms of this Agreement as confidential and to take all reasonable precautions against disclosure of such information to unauthorized third parties during and after the term of this Agreement. Upon request by an owner thereof, all documents relating to confidential information in the possession of the other party will be returned to such owner.

7. ASSIGNMENT. Neither party to this Agreement may assign any of its rights or delegate any of its duties under this Agreement. Any attempted or purported assignment or delegation in violation of this provision shall be voidable at the option of the nonassigning and/or nondelegating party and shall entitle that party to terminate this Agreement.

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8.  ARBITRATION.  Any controversies or disputes arising out of or relating to this Agreement shall be resolved by binding arbitration in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association, except that no discovery shall be permitted. The parties shall endeavor to select one (1) mutually acceptable arbitrator knowledgeable about issues relating to the subject matter of this Agreement. In the event the parties are unable to agree to such a selection, each party will select an arbitrator and the arbitrators in turn shall select a third arbitrator who shall be arbitrator designated to resolve the dispute. The arbitration shall take place at a location that is reasonably centrally located between the parties, or otherwise mutually agreed upon by the parties.

The arbitrator shall not have the authority, power, or right to alter, change, amend, modify, add, or subtract from any provision of this Agreement or to award punitive damages. The arbitrator shall have the power to issue mandatory orders and restraining orders in connection with the arbitration. The award rendered by the arbitrator shall be final and binding on the parties, and judgment may be entered thereon in any court having jurisdiction. The agreement to arbitration shall be specifically enforceable under the prevailing arbitration law. During the continuance of any arbitration proceeding, the party shall continue to perform their respective obligations under this Agreement. The prevailing party shall have its reasonable attorney's fees paid by the non-prevailing party which payment shall be made immediately following the arbitrator's final award.

9. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

10. AMENDMENT. This Agreement may be modified or amended if the amendment is made in writing and is signed by both parties.

11. NOTICE. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by registered or certified mail, postage prepaid, as follows:

   If to Arnold, to:

          Arnold Circuits, Inc.
          Attn:  President
          310 E. Fourth Avenue
          La Habra, California 90631

   If to Etch-Tek, to:                       With a required copy to:

          Xcel Etch-Tek                         MicroTel International, Inc.
          Attn:  General Manager                4290 East Brickell Street
          2455 Bates Avenue                     Ontario, California 91761-1551
          Concord, California 94520             Attn:  Carmine T. Oliva

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12.  SEVERABILITY.  If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

13. WAIVER OF AGREEMENTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

14. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed and construed in accordance with the laws of the State of California without regard to principles of conflicts of law. Each party hereby irrevocably submits to the jurisdiction of an California state court or federal court in the State of California in respect of any suit, action or proceeding arising out of or relating to this Agreement and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

The parties hereto have executed this Agreement at Ontario, California, on the day and year above written.


ARNOLD CIRCUITS, INC.


By:       /s/Robert Bertrand
          -------------------------

Its:      President and CEO
          -------------------------


XCEL ETCH-TEK


By:       /s/ Carmine T. Oliva
          -------------------------

Its:      President and CEO
          -------------------------